EXHIBIT 3.1

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplement”) is effective as of the 17th day of October 2016, by and between GK Investment Holdings, LLC, a Delaware limited liability company (“GKIH”), and UMB Bank, N.A., a national banking association (“UMB”).

RECITALS

A.                GKIH and UMB entered into that certain Indenture dated as of September 30, 2016 (the “Original Agreement”) pursuant to which UMB agreed to serve as trustee under the Original Agreement, as more particularly described in the Original Agreement for the consideration specified therein.

B.                 GKIH and UMB desire to amend the Original Agreement as set forth herein. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Original Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  The recitals and introductory paragraphs hereof form a part of this First Supplement as if fully set forth herein.

2.                  Section 1.01. The Original Agreement is hereby revised to delete the definition of “Bonds” in Section 1.01 and replace it with:

“Bonds” means the bonds authenticated and delivered under this Indenture, including the beneficial interests held therein.”

3.                  Section 1.01. The Original Agreement is hereby revised to delete the definition of “Bond Service Obligation” in Section 1.01 and replace it with:

“Bond Service Obligation” means the amount payable by the Company in principal and interest on the Bonds each Interest Accrual Period.

4.                  Section 1.01. The Original Agreement is hereby revised by adding the following definitions in Section 1.01:

“Initial Interest Payment Date” means, Bonds issued on or before December 1, 2016, December 15, 2016, or for Bonds issued after December 1, 2016, the fifteenth (15th) day of the month following such closing.

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“Interest Accrual Period” means, if interest has been paid, the period beginning on any Interest Payment Date and continuing up to but not including the next Interest Payment Date, or if interest has not been paid, from the date of issuance up to but not including the Initial Interest Payment Date.

5.                  Section 1.01. The Original Agreement is hereby revised by deleting the definition of “Interest Payment Date” in Section 1.01 and replacing it with the following:

“Interest Payment Date” means any Initial Interest Payment Date and the fifteenth (15th) day of any subsequent month until the Bonds have been repaid in full or are otherwise no longer outstanding.

6.                  Section 2.02. The Original Agreement is hereby revised by deleting the second sentence in Section 2.02 in its entirety and replacing it with:

The Bonds shall bear interest at a fixed rate of seven percent (7%) per annum payable on an Interest Payment Date. Interest payable shall be calculated using the Interest Accrual Period immediately preceding such Interest Payment Date.

7.                  Section 2.02. The Original Agreement is hereby revised by deleting the following sentence in Section 2.02:

Interest on the Bonds shall be computed on the basis of a 360-day year composed of twelve 30-day months[.]

and replacing it with:

Interest on the Bonds shall be computed on the basis of a 365-day year.

8.                  Section 2.02. The Original Agreement is hereby revised by deleting the second sentence of Section 2.02(2) in its entirety and replacing it with:

The term “regular record date” as used in this Section with respect to an Interest Payment Date shall mean the first day of the month in which an Interest Payment Date shall occur, whether or not such date is a Business Day.

9.                  Section 2.04. The Original Agreement is hereby revised by adding Section 2.04(d) and 2.04(e) as follows:

(d)                The transfer and exchange of beneficial interests in the Bonds will be effected through the respective Depositary, in accordance with the provisions of this Indenture. Transfers of beneficial interests in the Bonds also will require compliance with the subparagraphs below:

(1)                 The transferor of such beneficial interest must cause to be delivered to the Trustee both:

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(i)                a written order from a beneficial owner, given to the respective Depositary, directing the Depositary to credit or cause to be credited a beneficial interest in another Bond in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                instructions given containing information regarding the account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Bonds contained in this Indenture or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Bond(s) pursuant to Section 2.04(e).

(e)                At any time prior to cancellation of a Bond, if any beneficial interest in such a Bond is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Bond, the principal amount represented by such Bond will be reduced accordingly and an endorsement will be made on such Bond by the Trustee or by the respective Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Bond, such other Bond will be increased accordingly and an endorsement will be made on such Bond by the Trustee or by the respective Depositary at the direction of the Trustee to reflect such increase.

10.              Section 3.03. The Original Agreement is hereby revised by deleting Section 3.03(c) in its entirety and replacing it with:

(c) The redemption price for any Bond redeemed on or before September 30, 2019 shall be the Price to Public multiplied by 1.020. The redemption price for any Bond redeemed after September 30, 2019 but on or before September 30, 2020 shall be the Price to Public multiplied by 1.015. The redemption price for any Bond redeemed after September 30, 2020 but on or before September 30, 2021 shall be the Price to Public multiplied by 1.010. The redemption price for any Bond redeemed after September 30, 2021 shall be the Price to Public.

11.              Section 4.09. The Original Agreement is hereby revised by deleting “calendar month” in Section 4.09 and replacing it with “Interest Accrual Period.”

12.              Exhibit B. The Original Agreement is hereby amended by deleting Exhibit B in its entirety and inserting the following:

Exhibit B

(Form of Bond)

GK INVESTMENT HOLDINGS, LLC

7% Senior Unsecured Bonds due September 30, 2022

CUSIP No. [·] ISIN No. [·]
No. [·]	No. of 7% unsecured bonds (the “Bonds”): [·] Principal Amount of the Bonds: $[·]

GK INVESTMENT HOLDINGS, LLC, a Delaware limited liability company (the “Issuer”), for value received, promises to pay to [·], or its registered assigns, the principal sum of up to [·], as more particularly stated and revised from time to time by the Schedule of Exchanges of Interests in Bonds attached hereto, on September 30, 2022 (the “Maturity Date”).

Interest Payment Dates: Monthly payments commencing [·].

Record Dates: [·] and the first day of each subsequent month until the Bonds are redeemed.

Reference is made to the further provisions of this Certificate contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this Certificate to be signed manually or by facsimile by its duly authorized officer.

Dated: [·]

GK DEVELOPMENT HOLDINGS, LLC, a Delaware limited liability company

Date	By:	By: GK Development, Inc.
	Its:	Its: Manager

By: _______________________________
Name: Garo Kholamian Its: President and Sole Member

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bonds are the 7% Senior Unsecured Bonds due September 30, 2022 described in the within-mentioned Indenture. Dated: [·].

UMB BANK, N.A., as Trustee,

By:
Authorized Signatory

SCHEDULE OF EXCHANGES OF BONDS

The following exchanges of a part of this Certificate for an interest in another certificate or exchanges of a part of another certificate for an interest in this Certificate have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Certificate	Amount of Increase in Principal Amount of this Certificate	Principal Amount of this Certificate Following such Decrease (or Increase)	Signature of Authorized Officer or Trustee of Registrar

(Reverse of Bond)

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7% Senior Unsecured Bonds due September 30, 2022

This Certificate is governed by that certain indenture by and between UMB Bank, N.A. (the “Trustee”) and the Issuer (as defined below), dated as of September 30, 2016 (the “Indenture”), as amended from time to time, relating to the offer of $50,000,000 of 7 % unsecured bonds (the “Bonds”) of GK INVESTMENT HOLDINGS, LLC, a Delaware limited liability company (the “Issuer”). Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. GK INVESTMENT HOLDINGS, LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of the Bonds at 7% per annum from [·], up to but not including September 30, 2022 (the “Maturity Date”). The Issuer will pay interest monthly on the fifteenth (15th) day of each month, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing [·]. Interest on the Bonds will accrue from the most recent date interest has been paid or, if no interest has been paid, from [·]. The Issuer shall pay interest on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Bonds; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 365-day year.

SECTION 2. Method of Payment. The Issuer will pay interest on the Bonds to the Persons who are registered Bondholders at the close of business on the first day of the month immediately preceding the Interest Payment Date (the “Record Date”), even if such Bonds are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.02 of the Indenture with respect to defaulted interest. The Bonds will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Issuer shall pay principal, premium, if any, and interest on the Bonds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Bonds will be payable at the office or agency of the Issuer maintained for such purpose except that, at the option of the Issuer, the payment of interest may be made by check mailed to the Bondholders at their respective addresses set forth in the Bond Register. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

SECTION 3. Paying Agent and Registrar. Initially, UMB Bank, the Trustee under the Indenture, will act as paying agent and registrar. The Issuer may change the paying agent or registrar without notice to the Bondholders. Except as provided in the Indenture, the Issuer or any of its Subsidiaries may act in any such capacity.

SECTION 4. Indenture. The Issuer issued the Bonds under the Indenture. The terms of the Bonds include those stated in the Indenture for a complete description of the terms of the Bonds. The Bonds are subject to all such terms, and Bondholders are referred to the Indenture. To the extent any provision of this Certificate conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5. Optional Redemption. At any time, the Issuer will be entitled at its option to redeem all or any portion of the Bonds at the redemption price set forth in Section 3.03(c) of the Indenture, plus any accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of each Bondholder on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

SECTION 6. Notice of Redemption. Subject to Section 3.03 of the Indenture, notice of any optional redemption of any Bonds will be delivered to such Bondholders (with a copy to the Trustee) at their addresses, as shown in the Bond Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the Bonds held by the holder to be redeemed. On and after the Redemption Date, interest ceases to accrue on the Bonds or portions thereof called for redemption.

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SECTION 7. Mandatory Redemption or Sinking Fund Payment. Except as set forth in Section 8 herein, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Bonds.

SECTION 8. Repurchase at Option of Holder. Upon the occurrence of a Change of Control Repurchase Event, and subject to certain conditions set forth in the Indenture, the Issuer will be required to offer to purchase all of the outstanding Bonds at a purchase price set forth in Section 3.03(c) of the Indenture.

SECTION 9. Denominations, Transfer Exchange. The Bonds are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Bonds may be registered and Bonds may be exchanged as provided in the Indenture. The Bond Registrar and the Trustee may require a Bondholder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Bondholder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer and the Bond Registrar are not required to transfer or exchange any Bonds selected for redemption. Also, the Issuer and the Bond Registrar are not required to transfer or exchange any Bonds for a period of 15 days before a selection of Bonds to be redeemed.

SECTION 10. Persons Deemed Owners. The registered Bondholder may be treated as its owner for all purposes.

SECTION 11. Amendment, Supplement and Waiver. Any existing Default or compliance with any provision may be waived with the consent of the holders of a majority of the Bonds then outstanding. Without notice to or consent of any Bondholder, the parties thereto may amend or supplement the Indenture and the Bonds as provided in the Indenture.

SECTION 12. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the holders of not less than a majority of the then outstanding Bonds may declare the principal of, premium, if any, and accrued interest on the Bonds to be due and payable immediately in accordance with the provisions of Section 6.01. Bondholders may not enforce the Indenture or the Bonds except as provided in the Indenture. Subject to certain limitations in the Indenture, holders of a majority of the then outstanding Bonds may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Bondholders notice of any continuing Default if it determines that withholding notice is in their best interest in accordance with Section 7.02. The holders of a majority of the Bonds then outstanding by notice to the Trustee may on behalf of the holders of all of the Bonds waive any existing Default and its consequences under the Indenture except a Default in the payment of principal of, or interest on, any Bond as specified in Section 6.01(a)(1) and (2).

SECTION 13. Restrictive Covenants. The Indenture contains certain covenants as set forth in Article IV of the Indenture.

SECTION 14. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture, or in any of the Bonds or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or of any successor Person thereof. Each Holder, by accepting the Bonds, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Bonds.

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SECTION 15. Authentication. This Certificate shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 16. Abbreviations. Customary abbreviations may be used in the name of a Bondholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 17. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused the CUSIP and ISIN numbers to be printed on this Certificate and the Trustee may use the CUSIP or ISIN numbers in notices of redemption as a convenience to Bondholders. No representation is made as to the accuracy of such numbers either as printed on this Certificate or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 18. Registered Form. The Bonds are in registered form within meaning of Treasury Regulations Section 1.871-14(c)(1)(i) for U.S. federal income and withholding tax purposes.

SECTION 19. Governing Law. This Bond and this Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware.

The Issuer will furnish to any Bondholder upon written request and without charge a copy of the Indenture.

13.              Entire Agreement. The Original Agreement, as modified by this First Supplement, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated therein. This First Supplement is being entered into with the consent of 100% of the holders of the Bonds Outstanding, as of the date hereof, in accordance with Section 9.02 of the Original Agreement. Except as modified by this First Supplement, the Original Agreement remains unchanged and unmodified and in full force and effect, and the parties hereto hereby ratify and affirm the same.

14.              Counterparts. This First Supplement may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this First Supplement transmitted by facsimile or electronic mail shall be treated as originals in all respects.

[Remainder of page intentionally left blank; signatures appear on following page]

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IN WITNESS WHEREOF, the parties hereto have entered into this First Supplement as of the 16th day of November 2016.

GKIH:

GK INVESTMENT HOLDINGS, LLC

a Delaware limited liability company

By: GK Development, Inc.

Its: Manager

By: /s/ Garo Kholamian

Name: Garo Kholamian

Its: President and Sole Director

UMB:

UMB BANK, N.A.,

a national banking association

By: /s/ Casey Gunning

Name: Casey Gunning

Its: Senior Vice President

Seen and consented to:

DIRECT TRANSFER LLC

(as Depositary for current outstanding Bonds)

By: /s/ Eddie Tobler

Name: Eddie Tobler

Its: VP of Stock Transfer

[Signature Page to First Supplemental Indenture]

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